SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 11, 1999


                                NET LNNX, INC.
             (Exact name of Net Lnnx as specified in its charter)


                                Pennsylvania
                (State or other jurisdiction of incorporation)


                 333-5862                             23-1726390
         (Commission File Number           (IRS Employer Identification No.)


                              7700 N.W. 37th Avenue
                              Miami, Florida  33147
                (Address of principal executive office) (Zip Code)




       Net Lnnx's telephone number, including area code:     (305) 691-2800

    Incorporation of Information by Reference: Net Lnnx's Schedule 14(F)(1), Information Statement pursuant to Section 14(F) of the Securities Exchange Act of 1934 and Rule 14(F)(1) thereunder, filed with the Commission on March 1, 1999, is incorporated herein by reference.

    Item 1.  Changes in Control of Net Lnnx.

        (a) On March 11, 1999, Net Lnnx, Inc. ("Net Lnnx") acquired all of the common stock of PrintOnTheNet.com, a Delaware corporation ("POTN"). The acquisition was accomplished by merging POTN with a wholly owned subsidiary of Net Lnnx. POTN then became a wholly owned subsidiary of Net Lnnx. Shareholders of POTN received 16,500,000 shares of common stock of Net Lnnx and 1,000,000 shares of preferred stock of Net Lnnx convertible into an additional 7,207,000 shares of common stock in exchange for their POTN stock. As a result, POTN shareholders now own approximately 90% of the common stock of Net Lnnx assuming the shares of Preferred Stock are converted into shares of Net Lnnx Common Stock. Immediately after the acquisition, all but one of the members of Net Lnnx Board of Directors resigned. The former shareholders of POTN, Benjamin Rogatinsky, Samuel Rogatinsky, and Paul Lambert, were elected to the Board. William R. Colucci continues to serve as a Director of Net Lnnx. After the acquisition, Benjamin Rogatinsky and Samuel Rogatinsky each own 47.5% of Net Lnnx's outstanding common stock and Paul Lambert ownS 4.5%, assuming full conversion of the shares of Preferred Stock into shares of Common Stock.


    Item 2.  Acquisition or Disposition of Assets.

    The acquisition agreement provided for Net Lnnx to acquire all of the outstanding common stock of POTN in exchange for an initial issue of 16,500,000 shares of Net Lnnx common stock and 1,000,000 shares of Net Lnnx preferred stock. The preferred stock is convertible into an additional 7,207,000 shares of Net Lnnx common stock. POTN is a recently organized company that was established to provide a fully interactive shopping site through which companies of all sizes will be able to design and order their printed materials via the World Wide Web.
    The agreement and the exhibits to it are filed as exhibits to this report.


    Item 4.  Changes in Net Lnnx's Certifying Accountant.

        (a)  Dismissal of Net Lnnx's Certifying Accountant.

             (i) Sweeney Gates & Company ("Sweeney Gates"), the independent accounting firm which audited the financial statements of Net Lnnx during fiscal year 1998, was dismissed by Net Lnnx effective March 25, 1999.

             (ii)   Sweeney Gates' report on Net Lnnx's
    financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope, or accounting principles.

             (iii)   The decision to change accountants was
    approved by the Board of Directors of Net Lnnx effective
    March 25, 1999.

             (iv) During Net Lnnx's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Sweeney Gates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Sweeney Gates, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

             (v) During Net Lnnx's two most recent fiscal years and any subsequent interim period preceding such dismissal, Net Lnnx has had no reportable events as defined in Item
    304(A)(1)(v) of Regulation S-K.

        (b)  Engagement of New Independent Accountants.  Net
    Lnnx has engaged Berkowitz Dick Pollack & Brant, LLP as its new independent accountants effective March 25, 1999. During Net Lnnx's two most recent fiscal years and any subsequent interim period prior to engaging such accountants, Net Lnnx has not consulted with Berkowitz Dick Pollack & Brant, LLP regarding any of the matters specified in Item 304(A)(2) of Regulation S-K.


    Item 7. Financial Statements, Proforma Financial Information and Exhibits.

        (a)  Financial statements of POTN shall be filed by May
             25, 1999.

        (b) Pro forma financial information relative to POTN and Net Lnnx shall be filed by May 25, 1999.

        (c)  Exhibits

             10.1  Agreement and Plan of Merger dated
                   February 18, 1999, including all exhibits.

             10.2  Plan of Merger (Exhibit A to the
                   Agreement and Plan of Merger).

             10.3  Exclusive Production and Sales
                   Agreement (Exhibit B to the Agreement and
                   Plan of Merger).

             16.1  Letter regarding change in Certifying
                   Accountant.

             20.1 Schedule 14(F)(1), Information Statement (Incorporated by reference to the Registrant's
                   Schedule 14(F)(1), Information Statement, filed with the Commission on March 1, 1999.



                              SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, Net Lnnx has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NET LNNX, INC.




    Date:  March 26, 1999              By: /s/ Benjamin Rogatinsky
                                          Benjamin Rogatinsky,
                                          President and Chief
                                          Executive Officer